                                                                   EXHIBIT 23(a)



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Long Term Incentive Plan, As Amended, of AMR Corporation of our report dated February 13, 1995, with respect to the consolidated financial statements and schedules of AMR Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


Dallas, Texas
June 26,1995